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                                                                     Exhibit 5.1

                         [LETTERHEAD OF ALSTON & BIRD]

                               November 8, 1996


AccuStaff Incorporated
6440 Atlantic Boulevard
Jacksonville, Florida  32211

     Re:  Form S-8 Registration Statement
          AccuStaff Incorporated

Ladies and Gentlemen:

     We have acted as counsel to AccuStaff Incorporated (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering up to 2,258,500 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), that may be issued upon the exercise of options granted pursuant to Career Horizons, Inc. 1990 Terminal Value Stock Option Plan and Career Horizons 1993 Stock Option and Performance Award Plan (collectively, the "Plans"), assumed by the Company in connection with the merger with Career Horizons, Inc. This opinion is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

     This opinion is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

     Based upon the foregoing, it is our opinion that the up to 2,258,500 Shares covered by the Registration Statement, which may be issued pursuant to the Plans, will, when issued, be legally issued, fully paid and nonassessable.
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AccuStaff Incorporated
November 8, 1996
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                              Sincerely,

                              ALSTON & BIRD



                              By: /s/ Jeffrey A. Allred
                                  ---------------------
                                  Jeffrey A. Allred